Exhibit 10.1

SECOND AMENDMENT TO

FINANCING AGREEMENT

SECOND AMENDMENT TO FINANCING AGREEMENT, dated as of November 7, 2019 (this "Amendment"), is by and among the Lenders executing this Amendment, TPG SPECIALTY LENDING, INC., a Delaware corporation ("TSL"), as collateral agent for the Lenders (in such capacity, "Collateral Agent"), Ferrellgas, L.P., a Delaware limited partnership ("Company"), Ferrellgas, Inc., a Delaware corporation ("General Partner"), and certain Subsidiaries of Company, as Guarantors.

WHEREAS, the Company, the General Partner, the Guarantors, TSL, as administrative agent and lead arranger, the Collateral Agent, and certain lenders are party to the Financing Agreement, dated as of May 4, 2018 (the "Financing Agreement").

WHEREAS, the Company, the Collateral Agent and the Required Lenders hereby agree to modify the Financing Agreement on and subject to the terms set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.Definitions.  Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2.Amendments.

(a)Recitals.  The second Recital of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"WHEREAS, Lenders have agreed to extend certain credit facilities to Company, in an aggregate principal amount not exceeding $575,000,000, consisting of (a) $275,000,000 aggregate principal amount of Term Loan, (b) up to $200,000,000 aggregate principal amount of Revolving A Commitments, which will include a subfacility for the issuance of letters of credit in an amount not to exceed $140,000,000 and (c) up to $100,000,000 aggregate principal amount of Revolving B Commitments, the proceeds of which will be used as described in Section 2.5;"

(b)Consolidated Non-Acquisition Capital Expenditures.  The definition of "Consolidated Non-Acquisition Capital Expenditures" in Section 1.1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Consolidated Non-Acquisition Capital Expenditures" means, for any period, Consolidated Capital Expenditures excluding (i) the portion thereof expended for "business acquisitions" or similar items reflected in the consolidated statement of cash flows of Company and its Restricted Subsidiaries and (ii) any expenditure related to the manufacture of propane delivery or related service vehicles to the extent (x) at the time of making such expenditure, the Loan Parties have commitments for operating lease financing (which commitments shall be available through the expected delivery date of such vehicles as reasonably anticipated by the Loan Parties and the unused portion of such commitments shall be in an amount equal to or greater than the aggregate amount of all expenditures included in the calculation of this clause (ii)) and (y) each such expenditure is fully refinanced or reimbursed with the cash proceeds of operating lease financing within nine (9) months of the making of such expenditure; provided, that the amounts excluded pursuant to this clause (ii) shall not exceed (A) $22,000,000 at the Fiscal Quarter ended October 31, 2019 and (B) $15,000,000 at each Fiscal Quarter ended thereafter."

(c)Fee Letter.  The definition of "Fee Letter" in Section 1.1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Fee Letter" means the amended and restated fee letter, dated as of November 7, 2019, between Company, Administrative Agent, and Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time."

(d)Letter of Credit Sublimit.  The definition of "Letter of Credit Sublimit" in Section 1.1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Letter of Credit Sublimit" means $140,000,000."

(e)Events of Default.  Section 8.1(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(c)Breach of Certain Covenants.  Failure of any Loan Party to perform or comply with any term or condition contained in (i) Section 2.5, Section 5.2, Section 5.5, Section 5.8, Section 5.14, Section 5.15, Section 5.17, Section 5.20, Section 5.21 or ARTICLE VI; and (ii) Section 5.1, Section 5.3, Section 5.4, Section 5.6, Section 5.7, Section 5.9, Section 5.10, Section 5.11, Section 5.13, Section 5.16, Section 5.18 and Section 5.19 and, in the case of this clause (ii), such default shall not have been remedied or waived within five Business Days after the earlier of (x) an Authorized Officer of such Loan Party becoming aware of such default, or (y) receipt by Company of notice from Collateral Agent or any Lender of such default; or"

3.Waiver.

(a)The Collateral Agent and the Required Lenders hereby waive any Event of Default that has or would otherwise arise under Section 8.1(c) of the Financing Agreement solely by reason of the Loan Parties failing to (i) comply with Section 5.1(c) of the Financing Agreement with respect to the delivery of an unqualified report of Grant Thornton as to going concern with respect to the audited financial statements of the Company and its Subsidiaries for the Fiscal Year ending July 31, 2019 and (ii) timely deliver the financial statements of the Company and its Subsidiaries for the Fiscal Quarter ended July 31, 2019 and the related Compliance Certificate pursuant to Sections 5.1(b) and 5.1(d) of the Financing Agreement.

(b)The waiver in this Section 3 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect

4.  Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the fulfillment, in a manner reasonably satisfactory to the Required Lenders, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Required Lenders is hereinafter referred to as the "Second Amendment Effective Date"):

(a)Representations and Warranties; No Event of Default.  The representations and warranties contained herein, in the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date hereof shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.  No Event of Default or Default shall have occurred and be continuing or would result from the consummation of this Amendment.

(b)Delivery of Amendment.  Collateral Agent shall have received this Amendment, duly executed by the Loan Parties, the Collateral Agent and the Required Lenders.

(c)Delivery of Fee Letter.  (i) Agents shall have received the Fee Letter, duly executed by the Company and the Agents and (ii) Company shall have paid all of the fees then due and payable thereunder.

(d)Expenses.  Company shall have paid all costs and expenses of the Agents and the Lenders pursuant to Section 10.2 of the Financing Agreement, including, without limitation, the fees and expenses of Schulte Roth & Zabel LLP, counsel to the Agents.

5.Representations and Warranties.  Each Loan Party represents and warrants as follows:

(a)The execution, delivery and performance by each Loan Party of this Amendment (including, without limitation, Section 6) and the performance by each Loan Party of the Financing Agreement, as amended hereby, has been duly authorized by all necessary action, and each Loan Party has all requisite power, authority and legal right to execute, deliver and perform this Amendment (including, without limitation, Section 6) and to perform the Financing Agreement, as amended hereby.

(b)This Amendment and the Financing Agreement, as amended hereby, is a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

6.Release.  The Loan Parties may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Financing Agreement or the other Loan Documents.  The Agents, the Lead Arranger, the Lenders and the Loan Parties desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each Loan Party makes the releases contained in this Section 6.  In consideration of the Agents, the Lead Arranger and the Lenders entering into this Amendment and agreeing to substantial concessions as set forth herein, each Loan Party hereby fully and unconditionally releases and forever discharges each of the Agents, the Lead Arranger and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the "Released Parties"), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which any Loan Party has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Revolving Loans, the Term Loans, the Obligations, the Financing Agreement or any of the Loan Documents, in each case, regarding or relating to the Financing Agreement and the other Loan Documents (collectively, all of the foregoing, the "Claims").  Each Loan Party represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by any Loan Party against the Released Parties which is not released hereby, in each case, regarding or relating to the Financing Agreement and the other Loan Documents.  Each Loan Party represents and warrants that the foregoing constitutes a full and complete release of all such Claims.

7.Miscellaneous.

(a)Continued Effectiveness of the Financing Agreement.  Except as otherwise expressly provided herein, the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Second Amendment Effective Date (i) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment.  To the extent that the Financing Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents, the Lead Arranger and the Lenders under the Financing Agreement or any other Loan Document, nor constitute a waiver or an amendment of any provision of the Financing Agreement or any other Loan Document.

(b)Reaffirmation.  Each of Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party.  Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Pledge and Security Agreement or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

(c)Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(d)Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e)Costs and Expenses.  The Loan Parties agree to pay on demand all reasonable fees, costs and expenses of the Agents and the Lenders executing this Amendment in connection with the preparation, execution and delivery of this Amendment.

(f)Second Amendment as Loan Document.  Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(g)Governing Law.  This Amendment shall be governed by the laws of the State of New York.

(h)Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

COMPANY:

FERRELLGAS, L.P.

By: Ferrellgas, Inc., as its general partner
By:	/s/ William E. Ruisinger
Name: William E. Ruisinger
Title: Chief Financial Officer

GENERAL PARTNER:

FERRELLGAS, INC.
By:	/s/ William E. Ruisinger
Name: William E. Ruisinger
Title: Chief Financial Officer

GUARANTOR SUBSIDIARIES:

BLUE RHINO GLOBAL SOURCING, INC.
By:	/s/ William E. Ruisinger
Name: William E. Ruisinger
Title: Chief Financial Officer

BRIDGER LOGISTICS, LLC By: Ferrellgas, L.P., its sole member By: Ferrellgas, Inc., its general partner
By:/s/ William E. Ruisinger
Name: William E. Ruisinger
Title: Chief Financial Officer

BRIDGER LAKE, LLC
BRIDGER MARINE, LLC
BRIDGER ADMINISTRATIVE SERVICES II, LLC
BRIDGER REAL PROPERTY, LLC
BRIDGER TRANSPORTATION, LLC
BRIDGER LEASING, LLC
BRIDGER STORAGE, LLC
BRIDGER RAIL SHIPPING, LLC

By: Bridger Logistics, LLC, its sole member
By: Ferrellgas, L.P., its sole member
By: Ferrellgas, Inc., its general partner

By:/s/ William E. Ruisinger
Name: William E. Ruisinger
Title: Chief Financial Officer

J.J. ADDISON PARTNERS, LLC
J.J. KARNACK PARTNERS, LLC
J.J. LIBERTY, LLC

By: Bridger Real Property, LLC, its sole member
By: Bridger Logistics, LLC, its sole member
By: Ferrellgas, L.P., its sole member
By: Ferrellgas, Inc., its general partner

By:/s/ William E. Ruisinger
Name: William E. Ruisinger
Title: Chief Financial Officer

BRIDGER TERMINALS, LLC

SOUTH C&C TRUCKING, LLC

By: Bridger Logistics, LLC, its sole member
By: Ferrellgas, L.P., its sole member
By: Ferrellgas, Inc., its general partner

By:/s/ William E. Ruisinger
Name: William E. Ruisinger
Title: Chief Financial Officer

TPG SPECIALTY LENDING, INC.,
as Collateral Agent and a Lender

By:	/s/ Joshua Easterly
Name: Joshua Easterly
Title: Director & Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Robin L. Arriola
Name: Robin L. Arriola
Title: Senior Vice President

TAO TALENTS, LLC,
as a Lender

By:	/s/ Joshua Easterly
Name: Joshua Easterly
Title: Vice President

PONTUS HOLDINGS LTD.,
as a Lender

By:	/s/ Russell Bryant
Name: Russell Bryant
Title: Chief Financial Officer
Quadrant Capital Advisors, Inc.
Investment Advisor to Pontus Holdings Ltd.

BTC HOLDINGS FUND , LLC,
as a Lender By: Blue Torch Credit Opportunities Fund I LP, its sole member BY: Blue Torch Credit Opportunities GP LLC, its general partner

By:	/s/ Gary Mahowitz
Name: Gary Mahowitz
Title: Chief Financial Officer